Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-223480) on Form S-1 of Grant Park Futures Fund Limited Partnership of our report dated March 2, 2018, relating to the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings "Experts" and "Selected Financial Data" in such Prospectus.

/s/ RSM US LLP

Chicago, Illinois

May 10, 2018